Exhibit 99.2
Final Transcript —
Conference Call Transcript DRE — Q2 2008 Duke Realty Corporation Earnings Conference Call Event Date/Time: Jul. 31. 2008 / 3:00PM ET
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript
CORPORATE PARTICIPANTS
Shona Bedwell
Duke Realty Corporation — Manager — IR
Denny Oklak
Duke Realty Corporation — Chairman, CEO
Bob Chapman
Duke Realty Corporation — Chief Operating Officer

CONFERENCE CALL PARTICIPANTS
Irwin Guzman
Citigroup — Analyst
Michael Bilerman
Citigroup — Analyst
Lou Taylor
Deutsche Bank — Analyst
Sloan Bohlen
Goldman Sachs — Analyst
Paul Adornato
BMO Capital Markets — Analyst
Chris Haley
Wachovia — Analyst
Michael Knott
Green Street Advisors — Analyst
Dave AuBuchon
Robert W Baird — Analyst
Mitch Germain
Banc of America — Analyst
Jamie Feldman
UBS — Analyst
PRESENTATION

Operator
Ladies and gentlemen, thank you for standing by and welcome to the Duke Realty quarterly earnings conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session, and instructions will be given at that time. (OPERATOR INSTRUCTIONS). This teleconference is being recorded. At this time, I’ll turn the conference call over to your host, Ms. Shona Bedwell. Please go ahead.

Shona Bedwell - Duke Realty Corporation — Manager — IR
Thank you. Good afternoon, everyone, and welcome to our quarterly conference call. Joining me today is Denny Oklak, Chairman and Chief Executive Officer, Bob Chapman, Chief Operating Officer, Howard Feinsand, Executive Vice President and General Counsel, Mark Denien, Chief Accounting Officer and Randy Henry, Assistant Vice President of Investor Relations. Before we make our prepared remarks, let me remind you that statements we may make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Some of those risk factors include our continued qualification as a REIT, general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of the debt and equity capital markets and also other risks inherent in the
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript
real estate business and for more information about those risk factors we would refer you to our 10-K we have on file with the SEC dated February 29th, 2008. And now for our prepared statement, I’ll turn it over to Denny Oklak.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Thank you, Shona, and good afternoon, everyone. I do want to welcome Mark Denien to the call. Most of you don’t know Mark, so let me give you a little of Mark’s background. Mark’s been with us for three years. Prior to joining us, Mark was a partner at KMPG and worked on the Duke account for 16 years. I’m pleased to have Mark here with us today.
During the second quarter, we began to see the effects of the slowing economy. Our gross leasing activity in square feet during the quarter was down from our record activity of 2007. Year-to-date, through the first six months of 2008, gross leasing activity is down about 11% from 2007. Despite the slowing, we made good progress on our overall occupancy. Total occupancy including all properties under development increased by 1.2%. We made significant progress on our under development portfolio, which increased by nearly 11% to 42% preleased. Also, our stabilized in service portfolio moved back to over 93% leased. Including our built for sale pipeline, we are 63% preleased overall on 9.4 million square feet of development.
Despite the slowing, we were able to complete some significant deals in the quarter. As I mentioned on last quarter’s call, in April, we signed a 513,000 square foot lease with Amazon.com to fill our new industrial building at our Goodyear Crossing Industrial Park in Phoenix. We also filled three other new industrial buildings during the quarter. We signed a lease with WW Granger to take 100% of a 230,000 square foot redevelopment industrial building in Chicago. In our Braselton Business Park in Atlanta, Mitsubishi leased 265,000 square feet to fill the remaining vacant space in our Progressive Lighting building. In South Florida, Research in Motion, a maker of all your Blackberries, signed a lease for 60,000 square feet to take two-thirds of our SawGrass Point 2 office building which is still under construction. And I’m pleased to say that yesterday they exercised their option to take the remaining space in the building so they’ll occupy 100% of that building.
July has also been a good leasing month. During the month, we signed two additional South Florida office leases with the GSA, totaling 130,000 square feet. We’ve now backfilled nearly all the space we took back in the South Florida office market last year from two large lease buyouts. As you recall, I mentioned on last quarter’s conference call that the Bombay Company bankruptcy resulted in its termination of 300,000 square feet in a building in Indianapolis. We’re pleased to report that in July we signed a 600,000 square foot lease with a logistics company to backfill the Bombay space and another 300,000 square feet of an expiring tenant. Beginning September 1st, they will occupy the entire 600,000 square foot building. Of these two leases, increased or stabilized our in service occupancy by 70 basis points to 93.8%. We also signed two significant build to suit transactions during the second quarter. In St. Louis, we signed a 10 year, 146,000 square foot lease with Elsevier, at our River Port Business Park. We also signed a 200,000 square foot, 20 year lease with the Veterans Administration for a new clinic building in Fort Worth, Texas.
In looking across our markets, the bulk distribution business in general is a little on the slow side. Our occupancy, however, continues to be solid. All of our markets have bulk industrial stabilized in service occupancy of 93% or more, except Nashville and Dallas. Nashville’s vacancy relates almost entirely to one building. In July, we signed a lease for 50% of that building. In Dallas, industrial activity has clearly slowed from the past couple of years but we did sign 550,000 square feet of leases during the second quarter in Dallas and we have a solid pipeline of prospects. I would also note that activity in the Midwest on the bulk side is still very good. Our Midwest markets of Cincinnati, Columbus, Chicago, Indianapolis, Minneapolis and St. Louis are all between 94% and 100% leased in our stabilized properties.
We believe that industrial activity will continue to be slow during the second half of the year. The good news is, however, that the construction starts for bulk product in all of our markets is down and new deliveries should be manageable. So our expectations are that overall market vacancies will increase somewhat but will remain in pretty good shape compared to historical numbers. On the office side, the market’s similar. Leasing is slower, but still pretty good in most markets. Again, new supply nearing completion or under construction is constrained basically in all of our markets. We continue to pursue solid office build to suit projects for major customers, indicating to us that the economy still has solid underlying fundamentals. Overall, for all product types, lease terms, capital expenditures per square foot, and free rent as a percentage of lease term have not deteriorated from 2007. Same store growth for the second quarter was 2.3%, solidly within our guidance.
The healthcare business remains very strong. We continue to see opportunities with major hospital systems across the country. We’ve now signed two projects with Baylor Medical Center in Dallas. The Ascension Group of hospitals where we are one of four preferred providers continue to grow their medical office needs and their system in the east and Midwest. And other major systems such as ATA, Tenet, and Trinity continue to provide us with opportunities. We’re extremely pleased with our position in this market and our opportunities to grow.
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript
Our speculative development starts continue to be low. No projects without significant preleasing were started during the quarter. We anticipate very limited or no speculative starts without significant preleasing for the remainder of 2008. But we’re still comfortable with our guidance of 750 million to $1 billion of new development starts for the year due to continuing build to suit and healthcare business.
We acquired another fully leased property in Savannah this quarter. There are two more properties, which are also 100% leased that we will acquire before year-end. Our portfolio in Savannah is 100% pleased on a long-term basis and almost all of these projects were preleased before construction began. We continue to favor Savannah’s long-term prospects. With the deepening of its ship channel and the expansion of the Panama Canal to be completed in the next few years, we expect that activity at the Port of Savannah to continue to grow. The disposition market continues to be challenging, as the debt markets are still in turmoil. We did complete our first closing into our new joint venture with CBRE Realty Trust during the second quarter. The venture acquired Buckeye Logistics Center in Phoenix, a 600,000 square foot distribution center leased to Amazon.com. Other closings anticipated for the venture later this year are on track. Our other dispositions during the quarter were one-off projects from throughout our system.
On the capital side, we are in good shape. We completed a $325 million, five-year unsecured debt offering in May at very competitive pricing. The spread to the treasury was 312.5 basis points and the final rate was 6.26%. We’re fully funded for all of our committed development starts before any anticipated property dispositions including the CBRE joint venture sales. One other item of great news for us this quarter is the addition of Lynn Thurber to our Board of Directors. Lynn is a non-executive Chairman and former CEO of LaSalle Investment Management. Lynn has had an extraordinary career in the real estate industry at LaSalle Investment Management and prior to that CEO of AVKD Realty Advisors and prior to that served in the real estate and asset management groups at Morgan Stanley. We look forward to Lynn’s counsel going forward.
We’re also pleased to announce our 15th consecutive annual dividend increase yesterday. This increase of $0.02 per share will be effective with the quarterly dividend payable in August. We continue to focus on reducing our funds available for distribution payout ratio. In 2007, we came in at 85%. Our target for 2008 is again to be under 90%. Ultimately, we would like to maintain that ratio in the mid-80% range so we will monitor our dividend increases accordingly.
Our guidance for FFO per share for the year is $2.60 to $2.90. Based on our current expectations for the remainder of the year, we anticipate being in the lower end of that range. The primary reasons for being in the lower end of that range are lower lease buyouts, lower land sale gains, more conservative leaseup assumptions, and lower third party construction fee revenue than originally anticipated and the impact of continued uncertainty in the capital markets on property sales. The decline in lease buyouts is somewhat surprising to us. Typically in a slowing economy, we have a number of tenants, usually on the office side, approach us about terminating their leases early to down size their space and reduce overhead costs. So far this year, we have not seen that happen. We believe this is a positive sign, because when the economy turns around, which it eventually will, the need for space should accelerate quickly. The lower land sale and third party construction fee estimates are based on lower market activity that we have so far and anticipate for the remainder of the year.
I would also point out that FFO for the second half of the year will be skewed towards the fourth quarter. Most of the remaining properties to be contributed to the CBRE joint venture will be completed and closed during the fourth quarter. The CFO search continues to progress. We’ve interviewed eight candidates and are in a round of second interviews. Based on the quality and experience level of all the candidates, we still believe we’ll fill this position during the third quarter.
With that, we’ll open it up for questions.
QUESTION AND ANSWER

Operator
Thank you. (OPERATOR INSTRUCTIONS). We’ll take our first question in queue from Michael Bilerman with Citi.

Irwin Guzman - Citigroup — Analyst
It’s Irwin Guzman. Michael Bilerman is on the phone as well. Can you get back to the development start guidance of $0.75 billion to $1 billion per year and break that out between build to suit and healthcare and tie that into the volume of build to suit starts that you’ve achieved already in the first half?
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Yes, I would tell you that I don’t have the exact numbers in front of me, of course, because we don’t have the final starts for the year because we’re still working on it. But I would tell you that — I would say the held for sale and held per rental splitout will be about a 50/50 which is pretty close to where it’s been the last couple of years and then if you look at the product type on the healthcare side, and we have said this before, we anticipate the healthcare starts to be roughly somewhere between 40 and 50% of our starts this year. And then in addition, on the build to suit side, I would say based on things we’ve seen today, that it would be a little skewed towards the office side. We seem to have more office build to suit opportunities today than industrial.

Michael Bilerman - Citigroup — Analyst
And Denny, if I could be considered a caller with a question, this is a quick one, just a review on guidance. If you can just break out for lease turnkeys, land sales, service ops, development gains and G&A, just where you are today on those line items.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Our original guidance for lease buyouts was $17 million to $22 million, and today I would tell you we’re probably looking in the — somewhere between the $12 and $15 million range would be our estimate today. On the land sale gains, our estimate was — original estimate was $15 million to $30 million. I would tell you we’d be very close to the low end of that range. And then what was — what other items did you ask about, Michael?

Michael Bilerman - Citigroup — Analyst
Service op, development profit and then just your G&A.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
The G&A, again, I think we’re going to be towards the top end of our guidance which was $34 million to $39 million. I don’t think we gave specific guidance on the service ops, but I would tell you today that we’re looking in the $20 to $25 million range.

Michael Bilerman - Citigroup — Analyst
And then on development, you had talked — I mean, it’s been — I think the original was 45 to 50 but then given the more difficult time as you moved into the beginning of the year, that came down. Is there a sense of where that development falls out today for the year?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
I’m not sure I understood that question, but we said it’s going between $750 million and $1 billion now.

Michael Bilerman - Citigroup — Analyst
The development profits.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
The development profits. I’m sorry. Yeah, let me — sorry, just looking here, Michael. You know, today, I’m looking for original guidance here. Was in the $45 to $55 million range. Excuse me, original was 50 to $60 million. Today, I would tell you it’s somewhere between probably closer to $45 to $50 million, in that range.
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript

Michael Bilerman - Citigroup — Analyst
Thank you very much.

Operator
Our next question in queue will come from the line of Lou Taylor with Deutsche Bank. Please go ahead.

Lou Taylor - Deutsche Bank — Analyst
Hi, good afternoon, Denny. Denny, can you just touch on maybe what caused the delay in merchant sales this quarter, was it leasing or just buyer having trouble getting financing, but what caused the slippage?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Actually, when we looked at this quarter, it was all related to one project, and it was just the timing of the purchaser getting their act together really from a legal point of view and that project was supposed to close this week. I haven’t heard if it did because I’ve been in meetings for the last couple days, but everything was on track for that project to close here in July.

Lou Taylor - Deutsche Bank — Analyst
Okay. And it sounds like from your kind of components getting to the low end of that, you’re going to hit your merchant sales for the year. Is that correct?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Yes, we feel pretty good about where the merchant sales are coming in. Again, I would just remind you, Lou, that for this year, a pretty significant piece of that pipeline is already committed through the CBRE joint venture. Those are all the industrial build to suits that we started mid-last year that will be completed later this year.

Lou Taylor - Deutsche Bank — Analyst
Okay. Great. Thank you.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Thanks, Lou.

Operator
Thank you. The next question in queue comes from Sloan Bohlen with Goldman Sachs. Please go ahead.

Sloan Bohlen - Goldman Sachs — Analyst
Good afternoon, guys. Denny, just a quick question on your comment about reducing the payout ratio. Below 90% of it, that’s a long-term target and then I guess attached to that question, you know, what’s your outlook for tenant or leasing commission, tenant improvement or leasing commission costs as you look to lease up your held for development rental pipeline.
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
First of all, on the fad, if you look back historically, we ran in the — sort of the mid-80s on the fad payout ratio for quite a number of years and coming off the slowdown in 2001 and 2002, we actually got up into the range of about 110 or a little bit over percent. We were very focused on getting that back down as our occupancy increased. We did get it down to 85% last year. I think we’re looking at hopefully the 85 to 90% range this year and long-term we really want to be able to keep that in the mid-80s range. And then Bob Chapman, do you want to talk a little bit about what we’re seeing on the TI front for the leaseup of the space?

Bob Chapman - Duke Realty Corporation — Chief Operating Officer
Yes, Denny, we’ve really seen very little increase in concessions or TI costs as Denny mentioned in the prepared remarks. Actually, pre-rent has been down this year versus last year as a percent of the lease term. And that overall PI costs and lease concessions year-to-date have also been down versus ‘07. So there’s really no reason for us to think they’re going to increase.

Sloan Bohlen - Goldman Sachs — Analyst
Thank you, guys.

Operator
Thank you. The next question in queue will come from the line of Paul Adornato with BMO Capital Markets. Please go ahead.

Paul Adornato - BMO Capital Markets — Analyst
Hi, good afternoon. I was wondering, given the focus on held for sale properties, could you just review the investment criteria that you’re using today for both held for rental and held for sale properties as compared to a year ago?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Sure. Let me start with the held for rental. We’ve clearly increased our hurdle rates from where we were about a year ago and Paul, as you know, and everybody on the call knows, the world started to change right about a year ago, right after we had our second quarter call. And I would say we’ve increased those hurdle rates by probably 100 basis points in the last year, at least. Depending on product type, for certain product types even more than that. And again, the way we look at it, Paul, is we’ve got different hurdle rates for different product types in different markets.
And clearly today, you know, we’re — as I mentioned on the call, we’re not starting spec projects, so we’ve got more preleasing, which gives us more comfort in reaching those hurdle rates. And then also on the held for sale, we’ve clearly increased the cap rates that we’re estimating on exit and we’re giving ourselves a little cushion there and then we’ve also given ourselves a cushion by increasing our margin requirements up front as to what we think that margin should be to give us some more room. So traditionally, we’ve experienced pretty high profit, pretax profit margins on that over the last three and four years, up even into the 20 or low 30% range. But we’ve always said that the more realistic range for that pretax profit margin is somewhere in say 10 or 15% for industrial product, 15 to 25% for office product, so we’ve actually pushed those requirements up a little bit to make sure that if there’s any slippage in cap rates as things move forward, that we still get our desired margin.

Paul Adornato - BMO Capital Markets — Analyst
And given your cost of capital, you’re comfortable that you’re kind of in that range right now with the new stuff that you’re adding?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Yes, yes.
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript

Paul Adornato - BMO Capital Markets — Analyst
Okay.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
But I would say, you know, one thing I would point out, Paul, just so everybody remembers, in our supplemental package, we show that basically the stabilized yield, so that’s just the first year yield and what we’re really finding in most of our projects these days, especially on the healthcare and the build to suit side is we’ve got long-term leases and pretty much all the — they have stepped rents. The healthcare leases we get annual rent bumps and a lot of other build to suits we’re getting annual or every two or three year rent bumps, so the — when you look at those numbers in the supplemental on our pipeline, our average yield over the five or 10-year period is probably 30 to 60 basis points higher than what’s showing in there.

Paul Adornato - BMO Capital Markets — Analyst
Okay. Thank you.

Operator
Thank you. Our next question in queue will come from Chris Haley with Wachovia. Your line is open.

Chris Haley - Wachovia — Analyst
Good afternoon, Denny.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Hey, Chris.

Chris Haley - Wachovia — Analyst
On your healthcare products, you mentioned that marginal or incremental healthcare starts will account for half of the activity. Is that in numbers? Square footage? Dollars?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
That’s in dollars. We count that in dollars. So, yes, I said somewhere between 40 and 50% of our starts this year will be on the healthcare side.

Chris Haley - Wachovia — Analyst
If I look at the second quarter investment activity, a fair amount, about that, was added. So are you changing or have you seen any change in terms of rates of returns expectations, how you’re underwriting that market, that product?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
No. We really haven’t. I think it’s stayed pretty consistent. I would tell you, in that product type, what we’re seeing is if you have a building where the hospital and hospital credit is on a long-term portion and a significant portion of the building, the going in yields are a little bit lower. But again, as I said, on almost all of these, if not 100% of them, we’re getting annual rent bumps. And then on the product where the hospital may take a smaller portion and then the rest of it’s going to be doctor-related, we generally are seeing higher going in yields, so that’s what we’re
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript
seeing. But I think it’s pretty consistent with what we’ve been seeing. We haven’t seen a serious deterioration in the yields at all in the healthcare side.

Chris Haley - Wachovia — Analyst
If I look at your — thank you for that — your fourth quarter ‘08 deliveries projected in service in your build for sale pipeline, just kind of impute, what, stabilized returns you’re looking for your healthcare product looks just about 10%. Is that a cash return or is that a GAAP stabilized return?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Those are cash returns that we report.

Chris Haley - Wachovia — Analyst
All right. Thank you.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Thanks, Chris.

Operator
Thank you. Our next question in queue, that will come from Michael Knott with Green Street Advisors, please go ahead.

Michael Knott - Green Street Advisors — Analyst
Hey, Denny.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Hey, Michael.

Michael Knott - Green Street Advisors — Analyst
Can you just tie together a few things for me. If you take a look at your — the backlog of merchant building projects, I think it’s around $650 million on the books today. Can you just talk about that in conjunction with your forecast for merchant building sales for the rest of the year and how much of that backlog may be attributable to the CBRE industrial joint venture.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Yes. Just looking — first of all, let me answer that last question. As you recall, the CBRE portfolio that they acquired was-that they were going to acquire was around the $250 million range. They acquired one building so far, so that was probably a 25, $30 million building. So $220 million will go into there for the rest of the year. In looking at the other $600 million pipeline, are you talking about the stuff that’s under development or the stuff that’s completed?

Michael Knott - Green Street Advisors — Analyst
The completed merchant building.
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Okay. Yes, a couple significant ones of those won’t close yet this year. They’ll close sometime in either ‘08 or early ‘09 and there’s a couple — there’s an office building that we have that we won’t be able to sell for a couple reasons until the late ‘08 and — excuse me, late ‘09, which is a — that’s an agreement we have with the tenant for some tax reasons. We’ve got a couple pretty significant retail projects in there that are very well leased but tenants are burning through some free rent periods before we sell them and market them, they want to have some sales history for the tenants and so they’re all working through that right now, so again, those will be late ‘09 type sales. And then the rest of them are one-off projects and they’ll be sold as we get them — we’re marketing a number of those right now, actually, so —

Michael Knott - Green Street Advisors — Analyst
Okay. Then just to follow up on that, the guidance for the built for sale dispositions in the year was 400 to 500 million you’ve done close to 100 so far, so you have 3 to 400 yet to go this year of which 225 is CB Richard joint venture; is that right?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Yes.

Michael Knott - Green Street Advisors — Analyst
Okay. Thanks.

Operator
Thank you. Our next question in queue is from Dave AuBuchon with Baird. Please go ahead.

Dave AuBuchon - Robert W Baird — Analyst
Thanks, Denny, you did a really good job about describing a lot of the leasing that you’ve done in July so far. You mentioned that the in-service stabilized occupancy would jump up 70 basis points to 93.8. Can you kind of give a little bit better guidance on when that may occur. Is that something you expect about the end of Q3 or are these leases not going to become economic I guess until Q4?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Again, those are leases we signed this month and the office lease I think starts early next year with Research in Motion. One large industrial deal here in Indianapolis actually starts September 1st. So that will have some positive effect in the third quarter. Then also the GSA leases, which is about 130,000 square feet in South Florida office, those actually start early next year because we have some buildout to do for the GSA.

Dave AuBuchon - Robert W Baird — Analyst
And then relative to — you mentioned your built to suit activity on the office side seems to be hanging in there. Can you talk about just generally the discussions that you have with the tenants, what they’re thinking right now, obviously in an uncertain economic environment.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Yes, I’ll let Bob handle that one.

Bob Chapman - Duke Realty Corporation — Chief Operating Officer
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript
Well, no, as Denny mentioned — mentioned—

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
And I’ll chime in.

Bob Chapman - Duke Realty Corporation — Chief Operating Officer
We did two significant deals with St. Louis with Elsevier and in Monsanto we did a deal down in Houston De Norris Veritas, another office build to suit. There’s just a lot of activity in that office build to suit arena and there’s very little competition right now because of the capital availability so we have a great leg up. So I can’t detail a lot of the discussions but we have three or four significant ones that we’re working on right now.

Dave AuBuchon - Robert W Baird — Analyst
A lot of the commentary we’re hearing from other companies is tenants want to stay put and I think your retention rate proves that out too. You think this is you’re seeing specific cases of where companies are looking to expand their space because their businesses are growing and you’re I guess gaining market share.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Well, expanding or looking to build a campus when they need two or three, 400,000 square feet and they want to have shinier new space, better new space and we’re seeing a lot of that in the Midwest.

Bob Chapman - Duke Realty Corporation — Chief Operating Officer
A lot of that is coming from consolidation. May have a number of folks spread out in different place and believe they can get efficiencies by consolidating their groups together. We’ve seen that in a couple places too.

Operator
Next question in queue will come from Mitch Germain with Banc of America. Please go ahead.

Mitch Germain - Banc of America — Analyst
Denny, Ho how you doing?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Good, Mitch.

Mitch Germain - Banc of America — Analyst
Just a quick question on your health rental. Deliveries are only 36% leased at this point. Is the stabilization date — the projected stabilization date, then you have another year at that point until it becomes dilutive from recognition of interest expense or is that when it hits the balance sheet?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
There’s another year. Not the interest, but the operating expenses.
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript

Mitch Germain - Banc of America — Analyst
That’s what I meant. And just kind of what’s going on with the demand on the 3Q and 4Q developments that are currently vacant?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
As I’m looking down through that list, I can’t say that we’ve signed anything on those buildings so far here post quarter end, but I think there’s is — as I look through them, there is pretty good activity on all of them and, yes, I think we’re probably pretty close to being right on our budgeted occupancy for those properties coming in service. And we’ve got some good activity, so I think we’ll — oh, yes, excuse me. There is in that one — if you are looking at the schedule, there’s — we call it Sawgrass Point Two in South Florida, we’re showing that as about two-thirds leased at the end of June and I mentioned RiM came in yesterday and exercised their option to take the remaining space, so we’ve got a little bit of pickup in that and that’s a third quarter delivery.

Mitch Germain - Banc of America — Analyst
Okay.

Operator
Thank you. (OPERATOR INSTRUCTIONS). And our next question in queue is from Jamie Feldman with UBS. Please go ahead.

Jamie Feldman - UBS — Analyst
Great. Thank you. A quick housekeeping question and then I have a real question. Your preferred interest expense seemed like it ticked up in the quarter. What was going on there?

Bob Chapman - Duke Realty Corporation — Chief Operating Officer
Well, we issued preferred — some preferred stock back in February.

Jamie Feldman - UBS — Analyst
Oh, so that was the hangover.

Bob Chapman - Duke Realty Corporation — Chief Operating Officer
Halfway through the quarter in the first quarter, so that was the increase from the second.

Jamie Feldman - UBS — Analyst
That was the last issuance; right?

Bob Chapman - Duke Realty Corporation — Chief Operating Officer
Yes.

Jamie Feldman - UBS — Analyst
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript
All right. So if I’m looking at the build for sale inventory, how could you characterize like exactly what types of properties really are in demand? I mean, is it industrial? Is it office? Are there certain markets that people are most interested in? How should we be thinking about the future here?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Yeah. If you — sorry. Picked up the wrong piece of paper here. It’s a mix of both. Clearly, the industrial is a popular product type. Most of what we have there at this point in time is going into the CBRE joint venture. We do have some office projects that are — that some of them are in service today. Some of them are coming in service. These are all, again, — these type projects are all single tenant buildings with high credit tenants that are leased on a long-term basis for the most part, with just maybe one or two exceptions on the office side.
So we’re actually seeing good interest and good activity on those. We have one under contract to close on the office side. There was just a couple healthcare projects in there and these were projects where basically we completed them in the hospital. We had two of them where the hospital came to us and said we decided we want to own this building. One of those was one that I said got carried over from June, closing in July. Another one is going to close later this year. So it’s a little bit of all over the board, if you will.

Jamie Feldman - UBS — Analyst
Thank you.

Operator
Thank you. We do have a follow-up question in queue from Dave AuBuchon with Baird. Please go ahead.

Dave AuBuchon - Robert W Baird — Analyst
Denny, did you mention that there was — I thought you mentioned when you were talking about the Savannah market that you had some acquisitions that were teed up.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Yes, we have two additional buildings that we will acquire later this year, once the tenant occupies and I want to say those are probably totaling around 35, 40 million. $26 million, excuse me.

Dave AuBuchon - Robert W Baird — Analyst
I don’t know if you want to comment about specific projects but just looking at your build for sale pipeline, the Rickenbacker asset in Columbus kind of sticks out as a vacancy. Can you just talk about that?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Sure, I can talk about that. That’s one of just a couple spec buildings we have started this year. That’s owned in a joint venture over at our Rickenbacker logistics center. We really only 25% of that product but we’re the developer and leasing person. We have a partnership with the Rickenbacker, the Columbus regional airport authority on that. We are 100% leased in all of our industrial product in Columbus. We started this building early this year and it won’t come into service until late this year. We did start it on a spec basis because that’s what our partner wanted to do and we’ve got some relatively good activity on it. We haven’t signed anything yet, though.

Dave AuBuchon - Robert W Baird — Analyst
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript
Perfect. Thanks.

Operator
Thank you. The next question in queue, that will come from Michael Knott with Green Street Advisors, please go ahead.

Michael Knott - Green Street Advisors — Analyst
Denny, can you just live a little bit of commentary on the cancelled debt offering for which there was a small charge this quarter?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
With the debt markets the way they were the first half of this year, we wanted to — we intended to do some kind of debt offering in the $300 million range to give us some room on the line. And that was our plan. Clearly, for a while there, the unsecured markets were pretty much locked up and it was nothing that we could do there. So we had teed up a secured offering on some basically 100% leased industrial properties and had paid a commitment fee on that and were getting ready to move forward and then the unsecured market opened up for a short period of time for us in early May and we just made the decision to go with the unsecured market. We thought it was a better long-term decision. The rate was good. And then we didn’t have to tie up the assets. So we made the decision to switch from the secured to unsecured. We completed that transaction. But we had some nonrefundable costs associated with that secured transaction that we wrote off they the quarter.

Michael Knott - Green Street Advisors — Analyst
And then I think your updated guidance for held for rental dispositions was in the 200 to $350 million range, I think you’ve done 50 so far this year. How are you thinking about the balance of the year and what can be sold in this environment and just how you’re thinking about that particular segment.

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Well, clearly that’s a tough market right now. Again, I think what we’ve been saying for the last couple quarters, Michael, is that we — smaller is better. So just for example, I’m a little tired of talking about Cleveland, but I’ll talk about Cleveland. We do — we pulled that. That one fell through. But we do have back on the market one small three building portfolio up in Cleveland. It’s just out there now so we’ll see how that does.
We’re also planning — just with a portfolio the size of ours, you also have a lot of tenants come to you now and then, say hey, I’d just like to buy my building. You might interest a lease expire in a building and have a user come and want to buy it. So those are the kind of things that we’re looking at. We’ve seen a few of those, just for example, we had a relocation of a tenant in an Indianapolis office building and that building was vacant and we were getting ready to lease it up and we had a company who had some space nearby come to us and want to buy the building and offered us what we thought was a very good price for it. So we sold an office building in Indianapolis that way. So those are the kind of things that we’re looking at. We don’t have included in that guidance anything major teed up.

Michael Knott - Green Street Advisors — Analyst
Okay.

Bob Chapman - Duke Realty Corporation — Chief Operating Officer
Michael, it would be several $15 to $18 million transactions. Thank you.

Operator
The next question in queue, that will come from Chris Haley with Wachovia. Please go ahead with your question.
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Jul. 31. 2008 / 3:00PM ET, DRE - Q2 2008 Duke Realty Corporation Earnings Conference Call Final Transcript

Chris Haley - Wachovia — Analyst
Yes, additionally in the quarter you also had some charges related to some development projects that didn’t pan out. And the write-off of those costs, would you care to offer any color?

Denny Oklak - Duke Realty Corporation — Chairman and Chief Executive Officer
Yes, I can. It was almost all of that was primarily related to one project. It was a retail project over in Columbus, Ohio, that we had been working on for probably 18 months and we just — actually, we’re still actually working on the projects but we just concluded that the likelihood of that one really pulling off is probably pretty low right now, some city issues with water and sewer and it’s right on the line between two cities that don’t get along very well so there were some issues that we unfortunately couldn’t work through. We always track all our costs associated with projects we’re chasing. We go through with a fine tooth comb every month and look at it and we just concluded that it was a good time to reserve some cost we incurred on that one.

Chris Haley - Wachovia — Analyst
Thank you.

Operator
Thank you. At this time we have no additional questions in queue. Please continue.

Shona Bedwell - Duke Realty Corporation — Manager — IR
We want to thank you for joining our conference call today. Our third quarter call is tentatively scheduled for October 30th at this same time, 3 Eastern. Thanks everyone, have a nice day!

Operator
That does conclude our conference call for today, we thank you for your participation and for using AT&T executive teleconference. You may now disconnect.

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